Exhibit 1

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

          This report on Form 6-K includes forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting our business.  These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:

•	general economic, political and business conditions, both in Brazil and in our markets;

•	changes in competitive conditions and in the general level of demand for our products;

•	our future financial performance, financing plans and programs, and the effects of competition;

•

continued successful development and marketing of the EMBRAER 170/190 jet family, our line of executive jets (including the new executive jets, the Phenom 100, Phenom 300 and Lineage 1000), and our defense aircraft;

•	our level of debt;

•	the continuation of anticipated trends in our industry and of our short- and long-term outlook for the 30-120 seat commercial airline market;

•	our expenditure plans;

•	adverse impacts of commercial airline bankruptcies on our revenues or operating results;

•	inflation and fluctuations in exchange rates;

•	our ability to develop and deliver our products on a timely basis;

•	availability of sales financing for our existing and potential customers; and

•	existing and future governmental regulation.

                    The words “believe,” “may,” “will,” “estimate,” “plan,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward-looking statements.  We undertake no obligation to update publicly or revise any forward-looking statements because of new information, future events or other factors.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this annual report might not occur.  Our actual results and performance could differ substantially from those anticipated in our forward-looking statements.